 Exhibit 99.1

Level Brands, Inc. Announces Closing of $6.9 Million Public Offering

CHARLOTTE, NC, October 2, 2018 – Level Brands, Inc. (NYSE American: LEVB) (the “Company”), an innovative marketing and licensing company that provides bold, unconventional, and socially responsible branding for leading businesses, today announced the closing of its previously announced underwritten public offering for total gross proceeds of $6,899,998, before deducting underwriting discounts, commissions and other offering expenses payable by the Company. The Company sold an aggregate of 1,971,428 shares of its common stock at a purchase price of $3.50 per share in this offering, which included the full exercise of the over-allotment option of 257,142 shares of common stock. The Company intends to use the net proceeds from the offering for brand development and expansion, acquisitions and general working capital.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

The shares described above were offered by Level Brands, Inc. pursuant to a registration statement on Form S-1 (Registration No. 333-227529) previously filed with the U.S. Securities and Exchange Commission (“SEC”) and declared effective on September 28, 2018. A final prospectus relating to this offering was filed with the SEC on September 28, 2018. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (646) 968-9355, email: prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands is an innovative marketing and licensing company that provides bold, unconventional, and socially responsible branding for leading businesses. The focus of LEVB is licensing and corporate brand management for consumer products, including art, beauty, fashion, the beverage space, health and wellness, and entertainment. License brand marketing is at the core of the Level Brands businesses: kathy ireland® Health & Wellness; Ireland Men One (I’M1), a men’s lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with brands focused on millennials; and Encore Endeavor One (EE1), a provider of corporate brand-management services and producer of experiential entertainment events and products across multiple platforms.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes'' and include the statement regarding the intended use of proceeds. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, our material dependence on our relationship with kathy ireland® Worldwide, our limited operating history, our ability to expand our business and significantly increase our revenues and our ability to report profitable operations in future periods, among others. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Level Brands, Inc.'s filings with the SEC, including the registration statement on Form S-1 (Registration No. 333-227529), the Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the SEC on December 26, 2017 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Level Brands and are difficult to predict. Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Mark S. Elliott
Chief Financial Officer and Chief Operating Officer
Level Brands, Inc. (704) 362-6345